                    FIFTH AMENDMENT TO THE ANHEUSER-BUSCH
               DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN
               AS AMENDED AND RESTATED EFFECTIVE APRIL 1, 1996


Effective as of April 1, 1996, Anheuser-Busch Companies, Inc. (the "Company") amended and restated the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (the "Plan") and has subsequently amended the Plan four times. The Company reserved the right to further amend the Plan from time to time and hereby amends the Plan effective April 1, 1997, unless expressly noted otherwise, as follows:

      1. Effective April 1, 1999, subsection (d) of Section 2.5 of the Plan is amended to read in its entirety as follows:

                  (d)   Other Items Excluded from Base Pay For All
                        ------------------------------------------
      Participants. Base Pay does not include any bonus, pay in lieu of
      -------------
      vacation, service allowance, severance pay, premium pay for shift or other specialized work, Company Matching, Supplemental, Incentive or Transitional Contributions to this Plan, Company contributions to any other pension, retirement, group insurance, health and welfare or similar plan, cash payments pursuant to a plan designed to comply with
      Section 125 of the Code, any other so-called "fringe benefits," any income attributable to the award or exercise of a stock option or the premature disposition of stock option stock, any other amount which does not constitute "compensation" within the meaning of Section 415 of the Code, any type of remuneration not otherwise described in this Section, or any expense allowance or reimbursements of expenses paid on behalf of a Participant (even if subsequently not allowed as such and treated as additional compensation for federal income tax purposes). Base Pay does not include any vacation pay which becomes payable on account of termination of employment nor does it include payments for any unused sick day, whether before or after termination of employment.

      2. Section 2.25 of the Plan is amended to read in its entirety as follows:

            2.25  "Highly Compensated Employee".  (a)  The term Highly
                  ------------------------------
      Compensated Employee includes Highly Compensated Employees who are active and certain former Highly Compensated Employees as described in this Section.

                  (b) An active Highly Compensated Employee includes any individual who performs service for any of the Employing Companies during the determination year and who: (i) received compensation from the Employing Companies in excess of $80,000 (as adjusted pursuant to Section 415(d) of the Code) during the look-back year; or (ii) was a 5-percent owner, as defined in Section 24.1(f), at any time during the look-back year or the determination year.

                  (c) For purposes of this Section, (i) the determination year shall be the Plan Year; (ii) the look-back year shall be the twelve-month period immediately

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      preceding the determination year; and (iii) compensation shall mean compensation as defined in Section 414(q)(4) of the Code and regulations thereunder.

                  (d) A former Highly Compensated Employee includes any individual who separated from service with an Employing Company (or was deemed to have separated) prior to the determination year, performs no service for an Employing Company during the determination year, and was an active Highly Compensated Employee for either the separation year or any determination year ending on or after the employee's 55th birthday.

                  (e) The determination of who is a Highly Compensated Employee, including the determinations of any 5-percent owner and the compensation that is considered, will be made in accordance with Section 414(q) of the Code and applicable Treasury Regulations.

      3. Section 2.30 of the Plan is amended to read in its entirety as follows:

            2.30  "Non-Highly Compensated Employee".  An Employee who is not
                  ----------------------------------
      a Highly Compensated Employee.

      4. Effective April 1, 1998, Section 2.43 of the Plan is amended to read in its entirety as follows:

            2.43  "Taxable Compensation".  The amount of compensation
                  -----------------------
      determined under the provisions of Section 414(s) of the Code and regulations thereunder. In no event shall an Employee's Taxable Compensation exceed the amount specified in Section 401(a)(17) of the Code as adjusted for any applicable increases in the cost of living.

      5. Effective April 1, 1999, Article II of the Plan is amended by adding to the end of such Article the following new Sections 2.47, 2.48, 2.49, 2.50, 2.51 and 2.52:

            2.47. "ABI".  Anheuser-Busch, Incorporated, a corporation
                  ------
      organized and existing under the laws of the State of Missouri, and any successor corporation which assumes this Plan and agrees to be bound by the terms and provisions hereof as a Participating Employer.

            2.48. "Incentive Contribution Base Pay".  Subject to Section
                  ----------------------------------
      2.5(e), Base Pay as defined in Section 2.5(a), (c) and (d) plus Impact Selling incentives paid by ABI.

            2.49. "Incentive Contributions".  The amounts contributed to this
                  --------------------------
      Plan by ABI pursuant to Section 6.1(f).

            2.50. "Transitional Contributions".  The amounts contributed to
                  -----------------------------
      this Plan by ABI pursuant to Section 6.1(g).

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            2.51. "Wholesale Employees".  Employees paid on an hourly basis
                  ----------------------
      who are employed by ABI at a Wholesale Operation; provided, however, that an Employee who is a Participant in the Retirement Plan for Certain Hourly Employees of Anheuser-Busch, Incorporated, as defined therein, shall not be a Wholesale Employee. Wholesale Employees who receive an allocation of an Incentive Contribution shall be treated as Participants in this Plan regardless of whether they have otherwise elected to participate in this Plan. Wholesale Employees who do not receive an allocation of any Incentive Contribution for any reason whatsoever shall not be treated as Participants in this Plan unless they otherwise participate.

            2.52. "Wholesale Operation".  A wholesale operation of ABI which
                  ----------------------
      has implemented an incentive program under which Incentive Contributions are to be made to this Plan.

      6. Effective October 13, 1996, Article IV of the Plan is amended by adding to the end of such Article the following new Section 4.4:

            4.4.  Matched Contributions for Periods of Military Service.  Any
                  ------------------------------------------------------
      Eligible Employee who is reemployed after a period of military service while entitled to re-employment rights under Federal law shall be permitted to make the matched Personal Contributions described in Sections 4.1 and 4.2 with respect to the period of the Eligible Employee's military service during the period which begins on the Eligible Employee's date of reemployment with a Participating Employer and ends upon the earlier of (i) the period equal to three times the Eligible Employee's period of military service, and (ii) five years.
      The maximum amount of matched Personal Contributions that the Eligible Employee can make during this period shall be the maximum amount of matched Personal Contributions that the Eligible Employee would have been permitted to make to the Plan during the period of military service if the Eligible Employee had continued to be employed by a Participating Employer during such period and received Base Pay during such period equal to the Base Pay the Eligible Employee would have received during the period of military service had the Eligible Employee worked for a Participating Employer during such period. If the Base Pay the Eligible Employee would have received during the period was not reasonably certain, the Eligible Employee's average Base Pay from the Employing Companies during the 12-month period immediately preceding the period of military service shall be deemed to be such Base Pay.

      7. Effective January 1, 2000, subsection (b) of Section 5.5 of the Plan is amended to read in its entirety as follows:

                  (b) The term "Eligible Rollover Contribution" means any part of a distribution which meets the requirements of Section 402(c)(4) or Section 408(d)(3)(A)(ii) of the Code and which is transferred to this Plan from the Retirement Plan for Certain Hourly Employees of the Wholesale Operation Division of Anheuser-Busch, Incorporated by a Wholesale Employee in an elective transfer, within the meaning of Treasury Regulations Section 1.411(d)-4, Q&A-3(b), as a result of the termination of such plan.

      8. Effective October 13, 1996, Article V of the Plan is amended by adding to the end of such Article the following new Section 5.6:

            5.6.  Unmatched Contributions for Periods of Military Service.
                  --------------------------------------------------------
      Any Eligible Employee who is reemployed after a period of military service while entitled to re-employment rights under Federal law shall be permitted to make the unmatched Personal Contributions described in Sections 5.2 and 5.3 with respect to the period of the Eligible Employee's military service during the period which begins on the Eligible Employee's date of reemployment with a Participating Employer and ends upon the earlier of (i) the period equal to three times the Eligible Employee's period of military service, and (ii) five years.
      The maximum amount of unmatched Personal Contributions that the Eligible Employee can make during this period shall be the maximum amount of unmatched Personal Contributions that the Eligible Employee would have been permitted to make to the Plan during the period of military service if the Eligible Employee had continued to be employed by a Participating Employer during such period and received Base Pay during such period equal to the Base Pay the Eligible Employee would have received during the period of military service had the Eligible Employee worked for a Participating Employer during such period. If the Base Pay the Eligible Employee would have received during the period was not reasonably certain, the Eligible Employee's average Base Pay from the Employing Companies during the 12 month period immediately preceding the period of military service shall be deemed to be such Base Pay.

      9. Effective April 1, 1999, Section 6.1 of the Plan is amended by adding to the end of such Section the following new subsections (f) and (g):

                  (f) In addition to any other contribution required under this Section, except as otherwise provided in Section 6.4, ABI shall also contribute for each Plan Year of its participation in this Plan an Incentive Contribution on behalf of Wholesale Employees at each Wholesale Operation, regardless of whether they are Participants or Eligible Employees, who are Employees on the last day of the Company Year ending in such Plan Year, or who ceased to be an Employee during such Company Year because of death or total and presumably permanent disability (as determined pursuant to Section 12.4) or after attainment of age 60. The amount, if any, of the Incentive Contribution for each Plan Year with respect to each Wholesale Operation shall be established by ABI in its sole discretion.

                  (g) In addition to any other contribution required under this Section, ABI shall also contribute for the Plan Year ending March 31, 2000 a Transitional Contribution on behalf of those Wholesale Employees designated on Exhibit A. The amount of the Transitional Contribution for each such Wholesale Employee shall be established by ABI in its sole discretion.

      10. Effective April 1, 1999, Section 6.4 of the Plan is amended to read in its entirety as follows:

            6.4.  Payment and Payment Date.  Each Participating Employer's
                  -------------------------
      Company Matching, Supplemental, Incentive, Transitional and any other type of contribution for the Plan Year, to the extent actually required to be contributed under Section 6.1, shall be delivered to the Trustee as and when determined by the Committee but not later than 180 days after the end of such Plan Year. Notwithstanding the foregoing, the amount of any Incentive Contribution allocable to the Account of a Wholesale Employee who is not an Eligible Employee at the time the Incentive Contribution is delivered to the Trustee pursuant to this
      Section 6.4 shall not be so delivered until such time, if any, as such Wholesale Employee becomes an Eligible Employee. If a Wholesale Employee ceases to be an Employee of any Employing Company prior to becoming an Eligible Employee, the amount of any Incentive Contribution otherwise allocable to such Wholesale Employee's Account shall not be contributed to the Plan. Any delivery under this Section 6.4 shall be either in cash or in Shares (from authorized but unissued Shares or out of Shares held in the Company's treasury), or a combination of both, and if delivered wholly or partially in Shares, such Shares shall be valued at the Closing Price on the date of delivery or on the last business day prior to the date of delivery as determined by the Committee on a uniform and consistent basis.

      11. Effective April 1, 1999, Section 6.5 of the Plan is amended by adding to the end of such Section the following new subsections (c) and (d):

                  (c) Incentive Contributions for each Wholesale Employee described in Section 6.1(f) for a Plan Year shall be allocated in one of the following ways depending on the incentive program then in effect at the applicable Wholesale Operation: (i) in accordance with the ratio that the Incentive Compensation Base Pay for such Company Year of each such Wholesale Employee at the applicable Wholesale Operation bears to the total Incentive Compensation Base Pay of all such Wholesale Employees at the applicable Wholesale Operation; (ii) per capita; or
      (iii) such other method published at the applicable Wholesale Operation. Incentive Contributions shall be allocated to eligible Participant Accounts when the contributions are delivered to the Trustee in accordance with Section 6.4.

                  (d) The Transitional Contribution for each Wholesale Employee designated on Exhibit A shall be allocated solely to the Account of each such Wholesale Employee.

      12. Effective October 13, 1996, Article VI of the Plan is amended by adding to the end of such Article the following new Section 6.6:

            6.6   Company Contributions for Periods of Military Service.
                  ------------------------------------------------------
      (a) If any Eligible Employee who is reemployed after a period of military service while entitled to re-employment rights under Federal law makes the Before-Tax Matched Contributions or After-Tax Matched Contributions described in Sections 4.1 and 4.2 for that period, the

      Participating Employer shall make those Company Matching and Supplemental Contributions on behalf of the Eligible Employee as would have been made had the Eligible Employee's contributions actually been made during the period of military service.

                  (b) If any Eligible Employee is reemployed after a period of military service while entitled to re-employment rights under Federal law, the Participating Employer shall make any other contributions required under Section 6.1 on behalf of the Eligible Employee for each partial and full Plan Year in the Eligible Employee's period of military service for which the Eligible Employee did not receive a contribution. Such contributions shall be equal to the amount of contributions which would have been made had the Eligible Employee continued to be employed by a Participating Employer during such period of military service and shall be determined as though the Eligible Employee received Compensation equal to the amount the Eligible Employee would have received if the Eligible Employee were not in military service. If the Base Pay the Eligible Employee would have received during the period was not reasonably certain, the Eligible Employee's average Base Pay from the Employing Companies during the 12 month period immediately preceding the period of military service shall be deemed to be such Base Pay.

      13. Effective January 1, 1997, subsection (b) of Section 7.2 of the Plan is amended to read in its entirety as follows:

                  (b) If the Committee is notified, pursuant to Section 402(g)(2) of the Code and prior to April 15, that a Participant has made elective deferrals (within the meaning of Section 402(g)(3) of the Code and regulations thereunder) in the immediately preceding calendar year under two or more plans which, in the aggregate, would exceed the limitations of subsection (a), a portion of such excess deferrals, as directed by the Participant, shall be handled in accordance with subsection (c) of this Section.

      14. Effective January 1, 1997, subsection (c) of Section 7.2 of the Plan is amended by adding at the end of such subsection the following new sentence:

      A Highly Compensated Employee shall forfeit any Company Matching Contributions which were contributed on account of any Before-Tax Matched Contributions that are refunded under this Section, even if such Company Matching Contributions are vested.

      15. Subsection (b) of Section 7.3 of the Plan is amended by adding at the end of such subsection the following new sentence:

      A Highly Compensated Employee shall forfeit any Company Matching Contributions which were contributed on account of any Before-Tax Matched Contributions that are refunded under this Section, even if such Company Matching Contributions are vested.

      16. Subsection (e) of Section 7.3 of the Plan is amended to read in its entirety as follows:

                  (e) The determination of the amount of excess Before-Tax Contributions for each Highly Compensated Employee under subsection (b) shall be made in a two step process. First, the aggregate amount of excess Before-Tax Contributions shall be calculated. This shall be done by reducing the actual deferral ratios of those Highly Compensated Employees with the highest actual deferral ratios to the extent necessary but not below the next highest level of actual deferral ratios of Highly Compensated Employees. This process shall be repeated, to the extent necessary, until the actual Before-Tax Contribution rate for the Highly Compensated group satisfies one of the tests set forth in subsection (b). The aggregate amount of excess Before-Tax Contributions shall be calculated by multiplying the actual deferral ratio reduction for each Highly Compensated Employee by the Highly Compensated Employee's Taxable Compensation for the Plan Year and adding the product of each such multiplication. Second, the aggregate amount of excess Before-Tax Contributions to be refunded shall be allocated by reducing the Before-Tax Contributions of those Highly Compensated Employees with the highest amount of Before-Tax Contributions to the extent necessary but not below the next highest amount of Before-Tax Contributions of Highly Compensated Employees. This process shall be repeated, to the extent necessary, until all excess Before-Tax Contributions to be refunded shall be allocated among the Highly Compensated Employees.

      17.   Section 7.3 of the Plan is amended by deleting subsection (g).

      18. Subsection (h) of Section 7.3 of the Plan is amended to read in its entirety as follows:

                  (h) In determining the actual Before-Tax Contribution rate for any Highly Compensated Employee, salary deferral contributions under each plan maintained by an Employing Company shall be aggregated.

      19. Effective April 1, 1999, Section 7.3 of the Plan is amended by adding to the end of such Section the following new subsection (i):

                  (i) If Code Section 410(b)(4)(B) is applied in determining whether the Plan satisfies Code Section 410(b) by excluding from consideration Eligible Employees who have not met the minimum age requirement of Code Section 410(a)(1)(A)(i), all Non-Highly Compensated Employees who have not met such minimum age requirement may be excluded from consideration for purposes of satisfying the tests in subsection
      (b).

      20. Paragraph (bb) of subsection (b) of Section 7.3 of the Plan is amended by adding at the end of such paragraph the following new sentence:

      A Highly Compensated Employee shall forfeit any Company Matching Contributions which were contributed on account of any After-Tax Matched Contributions that are refunded under this Section, even if such Company Matching Contributions are vested.

      21. Subsection (g) of Section 7.4 of the Plan is amended to read in its entirety as follows:

                  (g) The determination of the amount of excess After-Tax Contributions for each Highly Compensated Employee under subsection (b) shall be made in a two step process. First, the aggregate amount of excess After-Tax Contributions shall be calculated. This shall be done by reducing the actual contribution percentages of those Highly Compensated Employees with the highest actual contribution percentages to the extent necessary but not below the next highest level of actual contribution percentages of Highly Compensated Employees. This process shall be repeated, to the extent necessary, until the actual After-Tax Contribution rate for the Highly Compensated group satisfies one of the tests set forth in subsection (b). The aggregate amount of excess After-Tax Contributions shall be calculated by multiplying the actual contribution percentage reduction for each Highly Compensated Employee by the Highly Compensated Employee's Taxable Compensation for the Plan Year and adding the product of each such multiplication. Second, the aggregate amount of excess After-Tax Contributions to be refunded shall be allocated by reducing the After-Tax Contributions of those Highly Compensated Employees with the highest amount of After-Tax Contributions to the extent necessary but not below the next highest amount of After-Tax Contributions of Highly Compensated Employees. This process shall be repeated, to the extent necessary, until all excess After-Tax Contributions to be refunded shall be allocated among the Highly Compensated Employees.

      22. Subsection (j) of Section 7.4 of the Plan is amended to read in its entirety as follows:

                  (j) In determining the actual After-Tax Contribution rate for any Highly Compensated Employee, employee and matching contributions under each plan maintained by an Employing Company shall be aggregated.

      23. Effective April 1, 1999, Section 7.4 of the Plan is amended by adding to the end of such Section the following new subsection (k):

                  (k) If Code Section 410(b)(4)(B) is applied in determining whether the Plan satisfies Code Section 410(b) by excluding from consideration Eligible Employees who have not met the minimum age requirement of Code Section 410(a)(1)(A)(i), all Non-Highly Compensated Employees who have not met such minimum age requirement may be excluded from consideration for purposes of satisfying the tests in subsection
      (b).

      24. Effective April 1, 1999, Section 8.1 of the Plan is amended to read in its entirety as follows:

            8.1.  Terms of ESOP Loan.  The Trustee will be specifically
                  -------------------
      empowered to borrow funds (including a borrowing from the Company or any other of the Employing Companies) to acquire Shares or repay a prior ESOP Loan, subject to the conditions set forth in this Section 8.1. The terms of each ESOP Loan must, at the time the loan is made, be at least as favorable to the Trust as the terms of a comparable loan resulting from arm's length negotiations between independent parties. Each ESOP Loan shall be for a specific term, shall bear a reasonable rate of interest, and shall be without recourse against the Trust or the Participants' Accounts, except that an ESOP Loan may be guaranteed by the Company and may be secured by a pledge of the Shares acquired with the proceeds of the ESOP Loan (or acquired with the proceeds of a prior ESOP Loan which is being refinanced). No other Trust assets may be pledged as collateral for an ESOP Loan, and no lender shall have recourse against Trust assets other than (a) collateral given for the ESOP Loan, (b) amounts held under the ESOP Loan Payment Accumulation Account (other than Company Matching, Supplemental, Incentive or Transitional Contributions of Shares), and (c) earnings attributable to such collateral. An ESOP Loan shall not be payable on demand except in the event of default. In the event of default, the value of Plan assets transferred in satisfaction of the ESOP Loan shall not exceed the amount of the default plus any applicable prepayment or similar penalties or premiums. If the lender is a disqualified person within the meaning of Code Section 4975(e)(2), the ESOP Loan must provide for a transfer of Trust assets on default only upon and to the extent of the failure of the Trust to meet the payment schedule of the ESOP loan. Payments of principal and/or interest on any ESOP Loan shall be made by the Trustee in accordance with Section 8.7. The Committee shall direct the Trustee to enter into any loan transaction approved by the Board and conforming with the provisions hereof.

      25. Effective April 1, 1999, Section 8.7 of the Plan is amended to read in its entirety as follows:

            8.7.  ESOP Loan Payments.  The Trustee shall, from time to time,
                  -------------------
      transfer sufficient funds to the ESOP Loan Payment Accumulation Account or ESOP Loan Suspense Account to provide funds for ESOP Loan payments required for the Plan Year. Such transfers (including the transfers described in Section 8.4) and the corresponding ESOP loan payments, shall be treated as derived from the following sources in the following order to the extent of assets available from such sources at the time of transfer:

                  (a) First, if directed by the Committee, proceeds from the sale, exchange, or disposition of Shares or other assets held in the ESOP Loan Suspense Account and earnings thereon;

                  (b)   Second, from dividends on Shares in accordance with
      Section 8.6 and, to the extent permitted under applicable law, earnings thereon;

                  (c) Third, from Company Contributions under Section 6.1(d) and earnings thereon;

                  (d) Fourth, from Company Matching Contributions and earnings thereon;

                  (e) Fifth, from Supplemental Contributions and earnings thereon;

                  (f) Sixth, from Incentive Contributions and earnings thereon;

                  (g) Seventh, from Transitional Contributions and earnings thereon; and

                  (h) Eighth, from Before-Tax Personal Contributions made by Participants and earnings thereon.

            This provision shall not be construed to preclude the transfer of funds out of the ESOP Loan Payment Accumulation Account or ESOP Loan Suspense Account for other Plan purposes, provided that no such transfer shall alter the order of priority established by this provision. Further, any funds remaining in the ESOP Loan Payment Accumulation Account or ESOP Loan Suspense Account at the end of the Plan Year and not applied to ESOP loan repayment shall be used as otherwise provided in this Plan.

      26. Effective April 1, 1999, Article IX of the Plan is amended by adding to the end of such Article the following new Section 9.19:

            9.19. Investment of the Incentive and Transitional Contributions
                  ----------------------------------------------------------
      Part of an Account. Incentive and Transitional Contributions for each
      -------------------
      Plan Year allocated to the Account of a Wholesale Employee shall initially be invested in accordance with the then current method of investment of such Wholesale Employee's Before-Tax Matched Contributions. If no Before-Tax Matched Contributions are then being made by such Wholesale Employee, such Incentive and Transitional Contributions shall initially be invested in accordance with the then current method of investment of such Wholesale Employee's After-Tax Matched Contributions. If no After-Tax Matched Contributions are then being made by such Wholesale Employee, the one-half of such Incentive and Transitional Contributions which are not invested in the Company Stock Fund shall be invested in the Short-Term Fixed Income Fund. Once Incentive and Transitional Contributions have been initially invested in accordance with the foregoing, they may be immediately reinvested in any Investment Fund other than the Earthgrains Stock Fund. There shall be no requirement that any portion of any Incentive or Transitional Contributions remain invested in the Company Stock Fund.

      27. Effective April 1, 1999, Section 11.2 of the Plan is amended to read in its entirety as follows:

            11.2. Company Matching, Supplemental, Incentive and Transitional
                  ----------------------------------------------------------
      Contributions.  The portion of a Participant's Account which is
      --------------
      attributable to Company Matching, Supplemental, Incentive and Transitional Contributions for any Plan Year (including earnings thereon) shall vest and become non-forfeitable when such Participant completes two years of Vesting Service.

      28. Effective April 1, 1999, Subsection (i) of Section 11.3 of the Plan is amended to read in its entirety as follows:

                  (i) If a Participant has a Period of Severance and is thereafter re-employed, all years of Vesting Service prior to the Period of Severance shall be taken into account in determining the Participant's vested interest in the Company Matching, Supplemental, Incentive and Transitional Contributions portion of the Participant's Account, as accumulated prior to such severance. The foregoing sentence shall not apply to any Participant whose entire account balance is not vested on the Participant's Severance from Service Date and who incurs a Period of Severance exceeding five years. During the period when any unvested amount is being held pending a determination of whether a Period of Severance exceeding five years occurs, the Participant's interest in such amount shall be immediately terminated subject to reinstatement if the Participant is re-employed by an Employing Company prior to incurring a five-year Period of Severance. If the amount does not subsequently vest, it shall be treated as a forfeiture. Any amount reinstated hereunder shall be the fair market value of the forfeited amount on the date of forfeiture, without any interest or other addition thereto for the period prior to reinstatement. Forfeitures shall be applied to reduce the Company's Contributions to this Plan.

      29. Effective April 1, 1999, Section 11.4 of the Plan is amended to read in its entirety as follows:

            11.4. Change in Control of the Company.  Notwithstanding the
                  ---------------------------------
      foregoing provisions of this Article XI, in the event of a "Change in Control of the Company" (as defined herein), the nonvested portion of a Participant's Account which is attributable to Company Matching, Supplemental, Incentive and Transitional Contributions for any Plan Year or part thereof (including earnings thereon) shall immediately vest and become nonforfeitable. The portion of the Participant's Account which shall vest and become nonforfeitable under this Section shall be determined as of the end of the month during which the Change in Control of the Company occurs. For purposes hereof, a "Change in Control of the Company" shall occur if any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Act")) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act) of more than fifty percent (50%) of the then outstanding voting stock of the Company. This Section shall not apply to any Participant who is not employed by an Employing Company at the time the Change in Control of the Company occurs.

      30. Effective April 1, 1999, Section 12.1 of the Plan is amended to read in its entirety as follows:

            12.1. Distributions Upon Termination of Employment.  A Participant
                  ---------------------------------------------
      who ceases to be an Employee of any Employing Company because of death, total and presumably permanent disability, entry into active duty with any branch of the military services of the United States, or who has been laid off for a period exceeding twelve consecutive months, or who has attained the age of 60 years at the time the Participant ceases to be an Employee, or who has completed two years of Vesting Service or is otherwise vested under the provisions of Article XI, shall receive (or if not then living, the Participant's Beneficiary shall receive), at the time provided in Section 12.2 hereof, in a single distribution, the Participant's entire Account. A cessation of employment with all Employing Companies for any reason or at any time described in the preceding sentence is referred to as a "vested termination." A Participant who ceases to be an Employee of any Employing Company under any other circumstances shall receive (or if the Participant is not living at the time of distribution the Participant's Beneficiary shall receive), at the time provided in Section 12.2 hereof, in a single distribution, the portions of the Participant's Account attributable to Personal Contributions. Such Participant shall forfeit the portion of the Participant's Account which is attributable to Company

      Matching, Supplemental, Incentive and Transitional Contributions in accordance with Section 11.3(i).

      31. Effective January 1, 1997, the second paragraph of subsection (a) of Section 12.2 of the Plan is amended to read in its entirety as follows:

            Notwithstanding anything to the contrary herein, distributions under this Plan shall commence not later than April 1 following the calendar year in which occurs (x) in the case of a Participant who is a 5-percent owner, as defined in Section 24.1(f), with respect to the Plan Year ending in the calendar year in which the Participant attains age 70-1/2, the Participant attains age 70-1/2, and (y) in the case of a Participant who is not a 5-percent owner with respect to the Plan Year ending in the calendar year in which the Participant attains age 70-1/2, the later of the date the Participant attains age 70-1/2 and the date on which the Participant ceases to be an Employee of any Employing Company; provided, however, that a Participant who attained age 70-1/2 prior to 1996 and who was not a 5-percent owner with respect to the Plan Year ending in the calendar year in which the Participant attained age 70-1/2 may elect in accordance with procedures established by the Committee to stop distributions until a date not later than April 1 following the calendar year in which the Participant ceases to be an Employee of any Employing Company.

      32. Effective April 1, 1998, subsections (b) and (c) of Section 12.2 of the Plan are amended by changing the references to "$3,500" therein to "$5,000."

      33. Effective March 22, 1999, subsection (c) of Section 12.2 of the Plan is amended to read in its entirety as follows:

                  (c) Notwithstanding any other provision of the Plan, if a Participant's vested Account balance exceeds $5,000, amounts payable to such Participant shall not be distributed before the Participant attains age 62 without the consent of the Participant. The Participant's consent to distribution must be made in accordance with procedures promulgated by the Committee after the Participant receives a notice as described in subsection (d) below and must be made within the 90-day period ending on the last day of the Processing Period as of which the amount of the distribution is determined and made.

      34. Effective April 1, 1999, subsection (e) of Section 12.2 of the Plan is amended to read in its entirety as follows:

                  (e) Any Participant not consenting to a distribution hereunder shall become an inactive Participant, but notwithstanding any provision of this Plan to the contrary, such Participant shall have only the following rights under this Plan:

                        (i) the right to receive a distribution of all (but not less than all) of the vested portion of the Participant's Account as of the end of any Processing Period permitted under this Section;

                        (ii) the right to make changes in the investments of the Participant's Account in accordance with Article IX;

                        (iii) the right to vote and tender Share Equivalents held in the Participant's Account in accordance with Sections 9.15 and 9.16, respectively;

                        (iv)   the right to change the Participant's
      designated Beneficiary or Beneficiaries from time to time in accordance with Section 16.1;

                        (v)    the right to have Supplemental and
      Transitional Contributions allocated to the Participant's Account for the Plan Year in which the Participant's termination occurred;

                        (vi) the right to have Incentive Contributions allocated to the Participant's Account for the Plan Year in which ended the Company Year in which the Participant's termination because of death or total and presumably permanent disability (as determined pursuant to Section 12.4) or after attainment of age 60 occurred; and

                        (vii) any other right required by law to be given to an inactive Participant with an undistributed vested account in a defined contribution plan qualified under Section 401(a) of the Code.

      35. Effective January 1, 2000, subsection (b) of Section 12.3 of the Plan is amended to read in its entirety as follows:

                  (b) An eligible rollover distribution is any distribution of all or any portion of a Participant's Account, except that an eligible rollover distribution does not include any distribution required under Section 401(a)(9) of the Code, the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Shares) and any hardship distribution described in Section
      401(k)(2)(B)(i)(IV) of the Code.

      36. Effective April 1, 1999, Subsection (b) of Section 13.1 of the Plan is amended to read in its entirety as follows:

                  (b) In addition to the rights set forth in subsection (a), any Participant may withdraw any part of the Participant's Account which is attributable to

                        (i) Company Matching Contributions attributable to Personal Before-Tax Contributions made before April 1, 1994, which have been in the Participant's Account for at least two full Plan Years after the contributions were made, and

                        (ii)   after a Participant has attained age 59-1/2,

                               (A)   Before-Tax Matched Contributions which
            have been in the Participant's Account for at least one full Plan Year after the contributions were made,

                               (B)   Before-Tax Unmatched Contributions,

                               (C)   Incentive Contributions,

                               (D)   Transitional Contributions, and

                               (E)   Company Matching Contributions which
            have been in the Participant's Account for at least one full Plan Year after the contributions were made.

            Withdrawals under this subsection (b) shall be deemed made in the order listed above.

      37. Effective August 6, 1997, Section 20.1 of the Plan is amended by adding to the end of such Section the following new paragraph:

            Notwithstanding the above, effective with respect to judgments, orders and decrees issued on or after August 5, 1997, and settlement agreements entered on or after August 5, 1997, a Participant's benefit will be offset against any amount he or she is ordered or required to pay to the Plan pursuant to an order or requirement which arises under a judgment of conviction for a crime involving the Plan, under a civil judgment entered by a court in an action involving a fiduciary breach, or pursuant to a settlement agreement between the Participant and the Department of Labor or the Pension Benefit Guaranty Corporation. Any such offset shall be made pursuant to Section 206(d) of ERISA.

      38. Effective April 1, 1999, Subsection (d) of Section 23.1 of the Plan is amended in its entirety to read as follows:

                  (d) For purposes of this Section, "annual addition" shall mean the sum of the Before-Tax Contributions, After-Tax Contributions, Company Matching, Supplemental, Incentive and Transitional Contributions allocated to the account of a Participant for the limitation year. The terms compensation, defined benefit plan fraction and defined contribution plan fraction shall have the meanings provided in Section 415 of the Code. Section 415 of the Code, as in effect from time to time, and regulations promulgated thereunder, are incorporated herein by reference.

      39. Effective April 1, 1999, Subsection (a) of Section 24.2 of the Plan is amended in its entirety to read as follows:

                  (a) Notwithstanding any provisions herein to the contrary, no Key Employee may have allocated to the Key Employee's Account for such Plan Year Before-Tax, Company Matching, Supplemental, Incentive or Transitional Contributions which, expressed as a percentage of the Key Employee's Compensation, exceed the Company Matching, Supplemental, Incentive and Transitional Contribution also expressed as a percentage of Compensation, of that Non-Key Eligible Employee whose Company Matching, Supplemental, Incentive and Transitional Contribution is the lowest percentage. The percentage calculations required by this subsection shall be made treating all defined contribution plans of the Company included in the aggregation group of plans as if they were a single plan, and any reduction in Before-Tax, Company Matching, Supplemental, Incentive and Transitional Contributions required by this provision shall be effected out of Before-Tax, Company Matching, Supplemental, Incentive and Transitional Contributions to this Plan first, before being allocated to any other plan. If the Before-Tax, Company Matching, Supplemental, Incentive and Transitional Contributions which would otherwise be allocated to a Key Employee are reduced by operation of this provision, excess Personal Contributions shall be refunded to the Participant without penalty, to the end that the Participant's Personal Contributions for the Plan Year in question do not exceed the amount the Key Employee would have contributed in order to receive only the recalculated Company Matching and Supplemental Contribution amount;

      40. Effective April 1, 1999, Subsection (b) of Section 25.1 of the Plan is amended in its entirety to read as follows:

                  (b) Notwithstanding the foregoing or any other contrary provision herein contained, any erroneous Company Matching, Supplemental, Incentive or Transitional Contribution which is made by a mistake of fact may be returned to the Participating Employer which made such contribution if the mistake of fact is discovered and the return of such contribution is completed within one year after the payment of such contribution to the Plan. Furthermore, if after the Internal Revenue Service rules that the Plan and Trust are qualified and exempt, as contemplated by subsection (a) above, any deduction for any Company Contribution hereto is denied as not allowable under Section 404(a)(3) of the Code, then such contribution, to the extent of such disallowed deduction, may be returned to the Participating Employer which made such contribution within one year after the disallowance of such deduction. Each and every Company contribution made pursuant to this Plan is contingent upon the allowance of a deduction for such contribution under
      Section 404 of the Code.

      41. Effective October 13, 1996, Article XXV of the Plan is amended by adding to the end of such Article the following new Section 25.16:

            25.16 Qualified Military Service.  Notwithstanding any provision
                  ---------------------------
      of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).


IN WITNESS WHEREOF, the Company has executed this Amendment by and through its authorized agent this 13th day of December, 1999, effective as stated herein.

                                    ANHEUSER-BUSCH COMPANIES, INC.



                                    By  /s/ William L. Rammes
                                        ---------------------------------
                                        William L. Rammes
                                        Vice President-Human Resources

                    FIFTH AMENDMENT TO THE ANUEUSER-BUSCH
               DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN
               AS AMENDED AND RESTATED EFFECTIVE APRIL 1, 1996

                                  EXHIBIT A

          WHOLESALE EMPLOYEES DESIGNATED PURSUANT TO SECTION 6.1(g)


Castro, Jose
Davis, William R.
Dutra, Tony J.
Mendoza, David B.
Montibeller, John
Retzlaff, Laurie
Spurgeon, David B.
Tirado, Jr., Joseph P.